UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38019	20-4278595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1021 Main, Suite 2626
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 351-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Voluntary Salary Waiver by CEO. On April 17, 2017, Energy XXI Gulf Coast, Inc. (the “Company”) entered into an employment agreement with Douglas E. Brooks (the “CEO Employment Agreement”) in connection with his appointment by the Company’s Board of the Directors (the “Board”) as the Chief Executive Officer and President of the Company.

The CEO Employment Agreement originally provided for an annual base salary of $700,000, with an annual target bonus of 100% of Mr. Brooks’s base salary. Mr. Brooks has approached the Board and informed them that, in light of the Company’s efforts to reduce general and administrative expenses, he had decided to voluntarily waive 18% of his base salary under the CEO Employment Agreement. Accordingly, on October 25, 2017, Mr. Brooks and the Company entered into a letter agreement that documented the waiver (the “Voluntary Salary Waiver”). The Voluntary Salary Waiver applies to Mr. Brooks’s base salary for all services he renders to the Company from and after October 15, 2017. As a result of the Voluntary Salary Waiver, Mr. Brooks’s base salary will be $574,000 per year, effective as of October 15, 2017.

Furthermore, the amount of Mr. Brooks’s benefits under, the Company’s benefit plans depends, among other things on the amount of his base salary. For example, Mr. Brooks’s annual target bonus is 100% of his base salary. The actual amount of Mr. Brooks’s annual bonus will range from 0% to 200% of his base salary, based upon the satisfaction of goals and objectives established from time to time by the Compensation Committee of the Board. Mr. Brooks’s severance benefits under this Employment Agreement are also tied to specified percentages of his base salary and his bonus. Therefore, from and after October 15, 2017, those benefits will be based on the reduced base salary provided for in the Voluntary Salary Waiver.

This summary is qualified in its entirety by reference to the full text of the Voluntary Salary Waiver, which is attached hereto as Exhibit 99.2 and incorporated by reference herein. This summary is also qualified in its entirety by reference to the full text of the CEO Employment Agreement, which was attached as Exhibit 991 to the Company’s Current Report on Form 8-K filed on April 18, 2017 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit Number	Description
99.1*†	Voluntary Salary Waiver Letter Agreement dated October 25, 2017, by and between Energy XXI Gulf Coast, Inc. and Douglas E. Brooks

†	Indicates Management Compensatory Plan, Contract or Arrangement.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI Gulf Coast, Inc.

	By:	/s/ Douglas E. Brooks
Douglas E. Brooks
October 26, 2017		Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
99.1*†	Voluntary Salary Waiver Letter Agreement dated October 25, 2017, by and between Energy XXI Gulf Coast, Inc. and Douglas E. Brooks

†	Indicates Management Compensatory Plan, Contract or Arrangement.
*	Filed herewith.